Exhibit 10.42

COOPER-STANDARD HOLDINGS INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Directors)
THIS AGREEMENT (this “Agreement”), is made effective as of the Grant Date (the “Date of Grant”), between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the non-employee director of the Company whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2017 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Units (“RSUs”) provided for herein to the Participant pursuant to the Plan and the terms set forth herein (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Grant. The Company hereby grants to the Participant XXX RSUs on the terms and conditions set forth in this Agreement. The Participant’s rights with respect to the RSUs will remain forfeitable at all times prior to the date of vesting as described in Section 3.
2.    Restrictions on Transfer. In accordance with the Plan, the Participant shall have the right to designate a beneficiary to receive the RSUs that will vest upon, or be settled following, the Participant's death, all in the manner and to the extent set forth in this Agreement.  The designation may be changed at any time.  If no Designation of Beneficiary is made, then any RSUs that will vest at the time of death of the Participant, and any previously vested RSUs that have not yet been settled as of the date of death of the Participant, shall be paid to the Participant’s legal representative pursuant to his or her will or the laws of descent and distribution.  The Participant cannot otherwise sell, transfer, or dispose of or pledge or hypothecate or assign the unvested RSUs or the Shares underlying the vested RSUs prior to the date on which such vested RSUs are settled pursuant to Section 4 (collectively, the “Transfer Restrictions”).

3.    Vesting; Termination of Employment.
(a) Vesting. One hundred percent (100%) of the RSUs shall vest and no longer be subject to forfeiture on the earlier of (1) the first anniversary of the Date of Grant or (2) the date of the first annual shareholders meeting that occurs after the Date of Grant (the first such event, the “Lapse Date”), subject to the Participant’s continued Employment with the Company or its Affiliate until such date. As defined under the Plan, “Employment” includes Participant’s services as a non-employee director.
(b) Termination of Employment. Notwithstanding anything to the contrary contained in any agreement between the Participant and the Company, the treatment of the RSUs following Participant’s termination of Employment shall be governed exclusively by the Plan and this Agreement, except to the extent that capitalized terms used in the Plan or this Agreement are specifically defined by reference to such other agreement. If the Participant’s Employment with the Company and its Affiliates terminates for any reason, the RSUs shall, to the extent that the Lapse Date has not occurred, be canceled by the Company without consideration; provided, however, that upon removal of the Participant from the Board without Cause, or due to the Participant’s death or Disability, then a number of RSUs equal to (x) the total number of RSUs multiplied by (y) a fraction, the numerator of which is the number of the Participant’s days of Employment from the Date of Grant through the date of termination and the denominator of which is 365, shall vest and no longer be subject to forfeiture as of the date of such termination, and any remaining RSUs shall be canceled by the Company without consideration. For purposes hereof, the RSUs that vest upon a Participant’s termination of Employment shall be paid only upon the Participant’s separation from service within the meaning of Code Section 409A.
(c) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the following will apply:
(i) If the purchaser, successor or surviving entity (or parent thereof) in the Change of Control (the “Survivor”) so agrees, then some or all of the RSUs shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Restricted Stock Unit that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the RSUs been actual shares immediately prior to such Change of Control. Upon termination of the Participant’s Employment (A) by the Company and its Affiliates without Cause or (B) if the Participant is then or was at the time of the Change of Control a Section 16 Participant, by such Section 16 Participant for Good Reason, in each case within two years after a Change of Control, any unvested portion of this Award (or the replacement award) shall immediately become fully vested.
(ii) To the extent the Survivor does not assume the RSUs or issue replacement awards as provided in clause (i), then, immediately prior to the date of the Change of Control, all of the RSUs shall become immediately and fully vested.
4.    Settlement.
(a) General. Except as otherwise provided in Section 4(b), as soon as practicable after the RSUs vest (but no later than two-and-one-half months from the end of the fiscal year in which vesting occurs), the Company will settle such vested RSUs by electing either to (a) make an appropriate book entry in the Participant’s name for a number of Shares equal to the number of RSUs that have vested or (b) deliver an amount of cash equal to the Fair Market Value, determined as of the vesting date, of a number of Shares equal to the number of RSUs that have vested. The Transfer Restrictions applicable to the Shares issued in respect of the RSUs shall lapse upon such issuance.
(b) Deferral. The RSUs are eligible to be deferred under the Cooper-Standard Holdings Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”). Therefore, any RSUs deferred under the Deferred Compensation Plan shall be settled in accordance with the terms of the Deferred Compensation Plan.
5.    No Voting Rights; Dividend Equivalents. The Participant shall not have voting rights with respect to the Shares underlying the RSUs unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. The Participant shall be credited with an amount of cash equivalent to any dividends or other distributions paid with respect to the Shares of Common Stock underlying the RSUs, so long as the applicable record date occurs on or after the Date of Grant and before such RSUs are forfeited or settled. If, however, any dividends or distributions with respect to the Shares underlying the RSUs are paid in Shares rather than cash, then the Participant shall be credited with additional RSUs equal to the number of Shares that the Participant would have received had the RSUs been actual Shares, and such RSUs shall be deemed RSUs subject to the same risk of forfeiture and other terms of this Agreement and the Plan as apply to the other RSUs granted under this Award. Any amounts due to the Participant under this provision shall be paid to the Participant or distributed, as applicable, at the same time as payment is made in respect of the RSUs granted under this Agreement.
6.    Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs or any transfer under or with respect to the RSUs and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

7.    Securities Laws. Upon the acquisition of any Shares pursuant to the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
8.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
9.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
10.    RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
11.    Amendments. The Company may amend this Award at any time, provided that the Participant’s consent to any amendment is required to the extent the amendment materially diminishes the rights of the Participant or that results in the cancellation of the Award. Notwithstanding the foregoing, the Company need not obtain Participant (or other interested party) consent for: (a) the adjustment or cancellation of an Award pursuant to the adjustment provisions of the Plan; (b) the modification of the Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (c) the modification of the Award to preserve favorable accounting or tax treatment of the Award for the Company; or (d) the modification of the Award to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.
12.    Committee Interpretation. As a condition to the grant of this Award, the Participant agrees (with such agreement being binding upon the Participant’s legal representatives, guardians, legatees or beneficiaries) that this Agreement will be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee under this Agreement or the Plan, will be final, binding and conclusive.

13.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.
By:

Agreed and acknowledged as of the date first above written:

Participant: Participant Name